UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2019 (May 9, 2019)

S&P GLOBAL INC.
(Exact Name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-1023 (Commission File No.)	13-1026995 (IRS Employer Identification No.)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)
(212) 438-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Class	Trading Symbol	Name of Exchange on which registered

Common stock (par value $1.00 per share)	SPGI	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders.

a.	S&P Global Inc. (the "Company") held its Annual Meeting of Shareholders on May 9, 2019.

b.	The following is a summary of the voting results for each matter presented to shareholders at the Annual Meeting.
Proposal 1: Election of Directors
The Company’s shareholders elected the persons nominated as Directors of the Company as set forth below:

Nominees	For	Against	Abstain	Broker Non-Votes
Marco Alverà	196,341,690	690,866	277,180	20,133,473
William J. Amelio	196,774,535	255,699	279,502	20,133,473
William D. Green	179,457,939	17,428,904	422,893	20,133,473
Charles E. Haldeman, Jr.	196,739,053	327,760	242,923	20,133,473
Stephanie C. Hill	195,659,811	1,379,017	270,907	20,133,473
Rebecca Jacoby	196,875,079	174,300	260,357	20,133,473
Monique F. Leroux	194,689,189	2,196,626	423,921	20,133,473
Maria R. Morris	196,736,751	283,994	288,991	20,133,473
Douglas L. Peterson	196,904,187	231,835	173,715	20,133,473
Edward B. Rust, Jr.	190,116,910	6,948,045	244,781	20,133,473
Kurt L. Schmoke	192,348,699	4,699,743	261,294	20,133,473
Richard E. Thornburgh	196,828,921	236,769	244,045	20,133,473
Proposal 2: Proposal to approve, on an advisory basis, the executive compensation program for the Company’s named executive officers:

For	Against	Abstain
188,580,049	8,170,962	558,725
Proposal 3: Proposal to approve the Company’s 2019 Stock Incentive Plan:

For	Against	Abstain
186,431,610	10,365,740	512,385
Proposal 4: Proposal to approve the Company’s Director Deferred Stock Ownership Plan, as Amended and Restated:

For	Against	Abstain
192,820,592	3,847,066	642,078

Proposal 5: Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent Registered Public Accounting Firm for 2019:

For	Against	Abstain
205,643,422	11,513,510	286,277

c.	Not applicable.

d.	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

/s/ Alma Rosa Montanez
By:     Alma Rosa Montanez
Associate General Counsel
& Assistant Corporate Secretary

Dated: May 14, 2019